UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

Ivy Funds

(Name of Registrant as Specified in its Charter)

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	(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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IVY FUNDS

Ivy Wilshire Global Allocation Fund

6300 Lamar Avenue

Overland Park, Kansas 66202

(800) 777-6472

March 12, 2021

Dear Shareholder,

The enclosed information statement contains important information about a new subadvisory agreement (the “New Subadvisory Agreement”) between Ivy Investment Management Company (“IICO” or the “Adviser”) and Wilshire Associates Incorporated (“Wilshire”) with respect to the Ivy Wilshire Global Allocation Fund (the “Fund”), a series of Ivy Funds (the “Trust”). On January 13, 2021, Monica Holdco (US), Inc. (“MH”), announced the completion of a transaction whereby MH acquired a controlling stake in Wilshire (the “Transaction”). MH is recently incorporated as a corporation under Delaware law. Through various holding company structures, MH is controlled by CC Capital Partners, LLC and Motive Capital Management, LLC. The Transaction constituted a change of control of Wilshire. As a result of the change of control effected by the Transaction, and pursuant to the Investment Company Act of 1940, as amended, the previous subadvisory agreement between Wilshire and IICO with respect to the Fund was automatically terminated. The New Subadvisory Agreement took effect at the close of the Transaction. Wilshire continues to serve as the subadviser to the Fund pursuant to the New Subadvisory Agreement, which contains terms that are materially similar to the previous subadvisory agreement. The Transaction and resulting change in control had no impact on the individuals at Wilshire who are primarily responsible for providing day-to-day portfolio management services to the Fund.

Please read the enclosed information statement carefully. It describes the current management structure of the Fund, the terms of the New Subadvisory Agreement, factors considered by the Trust’s Board of Trustees in approving the New Subadvisory Agreement, and other related information.

The information statement is for your information only. You are not required to take any action. We are not asking you for a proxy and you are requested not to send us a proxy. Should you have any questions or need additional information, please call the Trust at 1-800-777-6472.

The information statement is being mailed to shareholders beginning on or about March 22, 2021.

IVY FUNDS

Ivy Wilshire Global Allocation Fund

6300 Lamar Avenue

Overland Park, Kansas 66202

(800) 777-6472

INFORMATION STATEMENT

Dated March 12, 2021

Important Notice Regarding the Availability of this Information Statement.

This information statement is available at www.ivyinvestments.com.

This Information Statement is being furnished to shareholders of the Ivy Wilshire Global Allocation Fund (the “Fund”), a series of Ivy Funds (the “Trust”). This Information Statement is being mailed in lieu of a proxy statement, beginning on or about March 22, 2021, to the Fund’s shareholders of record as of the close of business on December 31, 2020 (the “Record Date”).

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

The Trust is an open-end management investment company and a Delaware statutory trust that was formed on November 13, 2008. The Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and operates as a series type company, meaning that it may have multiple series or “funds.” The Fund is one of those series. Ivy Investment Management Company (“IICO” or the “Adviser”) serves as investment adviser to the Fund. Prior to January 13, 2021, Wilshire Associates Incorporated (“Wilshire”) served as subadviser to the Fund pursuant to a subadvisory agreement between IICO and Wilshire (the “Previous Subadvisory Agreement”).

At a meeting of the Board of Trustees of the Trust (the “Board”) on November 10-11, 2020, the Board approved a new subadvisory agreement

(the “New Subadvisory Agreement”) between IICO and Wilshire with respect to the Fund. On January 13, 2021, Monica Holdco (US) Inc. (“MH”), an affiliate of Motive Capital Management, LLC and CC Capital Partners, LLC, announced the completion of a transaction whereby MH acquired a controlling stake in Wilshire (the “Transaction”). That acquisition by MH constituted a change of control of Wilshire. The provides that a change of control of a subadviser results in the automatic termination of such subadviser’s advisory agreement with a fund. Therefore, upon the close of the Transaction, the Previous Subadvisory Agreement between Wilshire and IICO with respect to the Fund automatically terminated, and the New Subadvisory Agreement immediately took effect. Wilshire continues to serve as the subadviser to the Fund, and the individuals at Wilshire who are primarily responsible for providing the day-to-day portfolio management services to the Fund have not changed as a result of the change of control.

The 1940 Act generally provides that an adviser or subadviser to a mutual fund may act as such only pursuant to a written contract that has been approved by a vote of the fund’s shareholders, as well as by a vote of a majority of the trustees of the fund who are not parties to such contract or interested persons of any party to such contract. The Trust and IICO, however, have received a “manager of managers” order from the Securities and Exchange Commission (the “SEC”) that exempts them from the shareholder approval requirement in certain circumstances (the “Order”). Subject to certain conditions, the Order permits IICO to enter into or materially amend the terms of a subadvisory agreement with an unaffiliated subadviser for a fund without obtaining approval from that fund’s shareholders. Such agreements must be approved by the Board (including a majority of Trustees who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Trust, IICO or any subadviser (the “Independent Trustees”)) in accordance with the requirements of the 1940 Act.

One condition of the Order is that the Trust must provide an information statement to the shareholders of the affected fund, setting forth substantially the information that a proxy statement would contain for a shareholder meeting on whether to vote to approve the agreement. Therefore, in accordance with the Order, the Trust is furnishing this Information Statement to the shareholders of the Fund to provide information regarding the New Subadvisory Agreement.

Please read this information statement carefully, as it contains important information.

DESCRIPTION OF AGREEMENTS

Advisory Agreement

The Trust has retained IICO to act as investment adviser to the Fund pursuant to an advisory agreement between the Trust and IICO (the “Advisory Agreement”). Under the Advisory Agreement, subject to the general supervision of the Board, IICO is responsible for providing general management services to the Fund and investment of the Fund’s assets. Additionally, the Advisory Agreement permits IICO to delegate its investment management services with respect to the Fund to a subadviser, subject to approval by the Board and subject to the supervision of IICO.

Pursuant to the Advisory Agreement, the Fund pays IICO a management fee, expressed as a percentage of the Fund’s average daily net assets, according to the schedule set forth below. For the management of the Fund’s investments in restricted securities and private placements (the “Private Equity Segment”): 0.70% of net assets of this segment up to $1 billion; 0.65% of net assets of this segment over $1 billion and up to $2 billion; 0.60% of net assets of this segment over $2 billion and up to $3 billion; and 0.55% of net assets of this segment over $3 billion. For the management of the Fund’s investments in Underlying Affiliated Funds (as defined below), the Fund’s cash on hand and all other Fund assets other than the Private Equity Segment (the “Multi-Asset Segment”): 0.06% of net assets of this segment up to $500 million; 0.05% of net assets of this segment over $500 million and up to $1 billion; 0.04% of net assets of this segment over $1 billion and up to $2 billion; and 0.03% of net assets of this segment over $2 billion. In addition to the management fee, the Fund incurs other operating expenses, including distribution and service (12b-1) fees and shareholder servicing fees. For the period November 1, 2020 through October 31, 2021, IICO, Ivy Distributors, Inc. (“IDI”), the Fund’s distributor, and/or Waddell & Reed Services Company, doing business as WI Services Company (“WISC”), the Fund’s transfer agent, have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions and extraordinary expenses, if any) for certain classes of shares of the Fund, as follows: Class A Shares at 1.13%; Class B shares at 2.12%; Class C shares at 1.96%; and Class I Shares at 0.83%. Additionally, for the period November 1, 2020 through October 31, 2021, to the extent that the total annual ordinary fund operating expenses of Class N shares of the Fund exceeds the total annual ordinary fund operating expenses of the Class I shares of the Fund, IDI and/or WISC have contractually agreed to reimburse sufficient 12b-1 and/or shareholder servicing fees to ensure that the total annual ordinary fund operating expenses (which would exclude interest, taxes, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses, if any) of the Class N shares do not exceed the total annual ordinary fund operating expenses of the Class I shares, as calculated at the end of each month.

For the fiscal year ended June 30, 2020, the aggregate amount of advisory fees paid by the Fund to IICO was $262,752 (including waivers), which equaled 0.02% of the Fund’s average daily net assets.

Previous Subadvisory Agreement

Under the Previous Subadvisory Agreement, IICO delegated its portfolio management responsibilities for the Multi-Asset Segment of the Fund to Wilshire. The Previous Subadvisory Agreement required Wilshire to perform underlying fund selection services, subject to the supervision and approval of IICO and the Board, for the investment and reinvestment of those assets. (More information about Wilshire’s fund selection and asset investment for the Fund is set forth in the section “Investment Process” below.) The Previous Subadvisory Agreement required that Wilshire do so in conformity with: (i) the applicable provisions of the Trust’s Declaration of Trust, Bylaws and registration statement, (ii) current prospectus and statement of additional information, and (iii) the investment objectives, policies and restrictions applicable to the Multi-Asset Segment as set forth in such documents, all in the form provided to Wilshire by IICO from time to time and as interpreted from time to time by the Board and by IICO, and communicated to Wilshire in writing. In connection with these services, Wilshire was obligated to make periodic reports to IICO.

Under the Previous Subadvisory Agreement for the Fund, IICO paid a subadvisory fee to Wilshire based on the net assets of the Multi-Asset Segment of the Fund that is managed by Wilshire at the annual rate of 0.06% of net assets of the Multi-Asset Segment up to $500 million; 0.05% of net assets of the Multi-Asset Segment over $500 million and up to $1 billion; 0.04% of net assets of the Multi-Asset Segment over $1 billion and up to $2 billion; and 0.03% of net assets of the Multi-Asset Segment over $2 billion. Under the Previous Subadvisory Agreement for the Fund, for the fiscal year ended June 30, 2020, IICO paid an aggregate subadvisory fee of $602,509 to Wilshire, which was 0.05% of the Fund’s average daily net assets.

The Previous Subadvisory Agreement became effective on February 26, 2018. The Board initially approved it for a two-year term on May 17, 2017, and then approved its renewal on an annual basis thereafter. The Board last approved the renewal of the Previous Subadvisory Agreement for a one-year term at a meeting held on August 11-12, 2020.

New Subadvisory Agreement

The following information briefly summarizes some important provisions of the New Subadvisory Agreement.

The provisions of the New Subadvisory Agreement are substantially similar to those of the Previous Subadvisory Agreement. As with the Previous Subadvisory Agreement, the New Subadvisory Agreement requires Wilshire to perform underlying fund selection services, subject to the supervision and approval of IICO and the Board, for the investment and reinvestment of the assets of the Multi-Asset Segment of the Fund. Likewise, the Previous Subadvisory Agreement required, and the New Subadvisory Agreement requires, that Wilshire do so in conformity with: (i) the applicable provisions of the Trust’s Declaration of Trust, Bylaws and registration statement, (ii) current prospectus and statement of additional information and (iii) the investment objectives, policies and restrictions applicable to the Multi-Asset Segment as set forth in such documents, all in the form provided to Wilshire by IICO from time to time and as interpreted from time to time by the Board and by IICO, and communicated to Wilshire in writing. The New Subadvisory Agreement also requires Wilshire to make periodic reports to IICO.

Under the New Subadvisory Agreement, IICO pays Wilshire a subadvisory fee pursuant to the following schedule: at the annual rate of 0.06% of net assets of the Multi-Asset Segment up to $500 million; 0.05% of net assets of the Multi-Asset Segment over $500 million and up to $1 billion; 0.04% of net assets of the Multi-Asset Segment over $1 billion and up to $2 billion; and 0.03% of net assets of the Multi-Asset Segment over $2 billion. This subadvisory fee is the same as that contained in the Previous Subadvisory Agreement. Because the fees paid to Wilshire under the New Subadvisory Agreement are not paid by the Fund and are instead paid by IICO out of the advisory fees that IICO receives from the Fund, there is no change in the advisory fee paid by the Fund as a result of the hiring of Wilshire as subadviser to the Fund. Moreover, the New Subadvisory Agreement will not result in an increase in the aggregate advisory fee rate payable by the Fund.

The New Subadvisory Agreement provides that it shall continue in effect for an initial period of two years from the date of its execution, unless terminated sooner. It may be renewed from year to year thereafter, so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Independent Trustees, cast at a meeting called for the purpose of voting on such approval.

The New Subadvisory Agreement may be amended at any time by mutual consent of IICO and Wilshire, provided that, if required by law (as may be modified by any exemptions received by IICO from the SEC, or any rules or regulations adopted by, or interpretative guidance from, the SEC), such amendment shall also be approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Independent Trustees, cast at a meeting called for the purpose of voting on such approval.

The New Subadvisory Agreement may be terminated without penalty at any time on 60 days’ written notice to Wilshire, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund. The New Subadvisory Agreement may also be terminated without penalty by Wilshire on 60 days’ written notice to IICO and the Trust, or by IICO, if approved by the Board, without penalty on 60 days’ written notice to Wilshire. In addition, the New Subadvisory Agreement will automatically terminate in the event of its “assignment” (as such term is defined in the 1940 Act) or upon the termination of the Advisory Agreement.

The New Subadvisory Agreement provides that, except as may otherwise be provided by applicable law, Wilshire and its officers, partners, directors, employees, affiliates and agents shall not be subject to any liability to IICO, the Trust, the Fund or the shareholders arising out of any service rendered under the New Subadvisory Agreement, except by reason of Wilshire’s willful misconduct, bad faith or gross negligence in the performance of any of its duties or by reason of its reckless disregard of its obligations and duties under the New Subadvisory Agreement.

Comparison of the Previous Subadvisory Agreement and the New Subadvisory Agreement

The principal terms of the New Subadvisory Agreement are substantially similar to the terms of the Previous Subadvisory Agreement. Under the Previous Subadvisory Agreement, IICO paid an aggregate subadvisory fee to Wilshire with respect to the Fund of $602,509 for the fiscal year ended June 30, 2020. If the New Subadvisory Agreement had been in effect during such fiscal year, the subadvisory fee payable by IICO to Wilshire would have been the same.

INFORMATION ABOUT WILSHIRE

Overview and Related Strategies

Wilshire is an SEC-registered investment adviser located at 1299 Ocean Avenue, Santa Monica, California, 90401. Founded in 1972, Wilshire is comprised of four business units: Wilshire Analytics, Wilshire Consulting, Wilshire Funds Management and Wilshire Private Markets. As of September 30, 2020, Wilshire had approximately $1.2 trillion in assets under advisement. Wilshire is unaffiliated with IICO.

Wilshire is responsible for the day-to-day portfolio management of the Multi-Asset Segment of the Fund, subject to the investment policies, restrictions and guidelines of the Fund and the supervision of the Board and the Adviser. Wilshire also acts as an adviser to other funds whose investment objective is similar to the Fund’s, as shown in the table below.

Name of Fund	Approximate Net Assets as of September 30, 2020	Fee Rate (% of average daily net assets)
Touchstone Dynamic Global Allocation Fund	$81.7 million	Less than $250 million	0.08%
		$ 250 million to $500 million	0.07%
		$ 500 million to $750 billion	0.06%
		$ 750 million to $1 billion	0.05%
		$ 1 billion to $2 billion	0.04%
		Over $2 billion	0.03%
Wilshire Global Allocation Fund	$494.9 million	Up to $1 billion	0.55%
		Over $1 billion	0.45%

Investment Process

There will be no material change to the Fund’s investment objective or process in connection with the New Subadvisory Agreement. The Fund will remain structured as a fund-of-funds and its investment objective will remain to seek to provide total return. Additionally, the manner by which the Fund seeks to achieve that investment objective will not change: specifically, the Fund will continue to seek to achieve its investment objective primarily by allocating its assets among a diverse group of affiliated equity and fixed-income mutual funds. Additional information about the Fund’s investment strategy and process is summarized below.

The Fund invests primarily in mutual funds that are series of the Trust (each such fund is an “Underlying Affiliated Fund” and collectively such funds are the “Underlying Affiliated Funds”). Each Underlying Affiliated Fund, in turn, invests in a diversified portfolio of securities from one or more of the following asset classes: domestic equity securities, foreign equity securities (from issuers in both developed and emerging markets) and bonds (both investment grade and high-yield (junk bonds)) issued by domestic and foreign corporations and governments. The Fund invests in Underlying Affiliated Funds that utilize a variety of growth or income investment strategies to seek to achieve their respective objectives. The Underlying Affiliated Funds of the Trust are managed by IICO.

Under normal circumstances, the Fund’s “policy” asset mix is 65% invested in equities and 35% invested in fixed-income. However, at any given time, the Fund’s permissible ranges are 45% to 85% invested in equities and 15% to 55% invested in fixed-income.

As the Fund’s subadviser, Wilshire allocates the Multi-Asset Segment of the Fund’s assets among the Underlying Affiliated Funds using a methodology designed to provide exposure to a broad array of asset classes and investment strategies. Within the permissible ranges, Wilshire establishes a “target” allocation for each asset class based on each Underlying Affiliated Fund’s investment style. It then dynamically allocates and repositions the Multi-Asset Segment assets invested among the Underlying Affiliated Funds over time based upon market and economic conditions.

Through its investments in the Underlying Affiliated Funds, the Fund will invest, under normal circumstances, at least 40% of its assets in foreign investments.

IICO develops the universe of Underlying Affiliated Funds that Wilshire may consider when making allocation decisions. Wilshire monitors the Fund’s holdings and cash flow and, in general, manages them as needed in order to maintain the Fund’s target allocations. Wilshire does not intend to trade actively among the Underlying Affiliated Funds nor does it intend to attempt to capture short-term market opportunities. However, in seeking to enhance performance, Wilshire may change target allocations within the permissible ranges at any time. Wilshire may modify the above-specified target asset allocations for the Fund and also may modify, from time to time, the

Underlying Affiliated Funds selected for the Fund. In addition, from time to time Wilshire or market movements (or a combination of both) may cause the Fund’s investment to temporarily vary from its target percentage. Wilshire will consider rebalancing the Fund’s assets at least quarterly; however, it may rebalance the assets at any time that, in Wilshire’s judgment, a rebalance is necessary, particularly if movements in the market and portfolio activity shift the Fund near the permissible allocation ranges.

Portfolio Transaction and Brokerage

One of the duties undertaken by IICO pursuant to the Advisory Agreement is to arrange the purchase and sale of securities for the portfolio of the Fund. Under both the Previous Subadvisory Agreement and the New Subadvisory Agreement, IICO has delegated this responsibility to Wilshire.

Brokerage commissions primarily are paid for effecting transactions in securities traded on an exchange and otherwise only if it appears likely that a better price or execution can be obtained. The individuals who manage the Fund may manage other advisory accounts with similar investment objectives. To the extent permitted by applicable law, Wilshire may aggregate the securities to be sold or purchased for the Fund with those of other accounts it manages. Wilshire is obligated to allocate any securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it believes to be the most equitable and consistent with its fiduciary obligations to the Fund and such other accounts. Sharing in large transactions could affect the price the Fund pays or receives or the amount it buys or sells. Additionally, a better negotiated commission may be available through combined orders. Wilshire is required to effect derivative transactions using derivatives documentation executed by IICO (e.g., ISDA Master Agreements and corresponding documents) and is not authorized to trade derivative instruments under any other derivatives documentation.

To effect the portfolio transactions of the Fund, Wilshire is authorized to engage broker-dealers (brokers) which, in its best judgment based on all relevant factors, will implement the policy of the Fund to seek best execution (prompt and reliable execution at the best price obtainable) for reasonable and competitive commissions. Wilshire need not seek competitive commission bidding but is expected to minimize the commissions paid to the extent consistent with the interests and policies of the Fund. Subject to review by the Board, such policies include the selection of brokers which provide execution and/or research services and other services, directly or through others (research and brokerage services) considered by Wilshire to be useful or desirable for its investment management of the Fund and/or the other funds and accounts for which Wilshire has investment discretion.

Such research and brokerage services are, in general, defined by reference to Section 28(e) of the Exchange Act as including: (i) advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities and purchasers or sellers; (ii) furnishing analyses and reports; or (iii) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody). Investment discretion is, in general, defined as having authorization to determine what securities shall be purchased or sold for an account.

The commissions paid to brokers that provide such research and/or brokerage services may be higher than the commission another qualified broker would charge for effecting comparable transactions and are permissible if a good faith determination is made by Wilshire that the commission is reasonable in relation to the research or brokerage services provided. No allocation of brokerage or principal business is made to provide any other benefits to Wilshire. Wilshire does not direct Fund brokerage to compensate brokers for the sale of Fund shares. The Fund has adopted a policy that prohibits Wilshire from using Fund brokerage commissions to compensate broker-dealers for promotion or sale of Fund shares.

The investment research provided by a particular broker may be useful only to one or more of the other advisory accounts of Wilshire and investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of such other accounts. To the extent that electronic or other products provided by such brokers to assist Wilshire in making investment management decisions are used for administration or other non-research purposes, a reasonable allocation of the cost of the product attributable to its non-research use is made and this cost is paid by Wilshire.

Such investment research (which may be supplied by a third party at the request of a broker) includes information on particular companies and industries as well as market, economic or institutional activity areas. In general, such investment research serves to broaden the scope and supplement the research activities of Wilshire; serves to make available additional views for consideration and comparisons; and enables

Wilshire to obtain market information on the price of securities held in the Fund’s portfolio or being considered for purchase.

The table below sets forth the brokerage commissions paid by the Fund for the fiscal year ended June 30, 2020.

Total Brokerage Commissions	$0
Brokerage Commissions to Affiliated Broker-Dealers	$0

Executive Officers and Directors of Wilshire

The table below presents information about the principal executive officers and directors of Wilshire. The address for each of the persons listed below, as it relates to his and/or her duties with Wilshire is the same as that of Wilshire, which is 1299 Ocean Avenue, Santa Monica, California, 90401.

Jason A. Schwarz, President and Chief Operating Officer

Mark Makepeace, Chief Executive Officer

Reena S. Lalji, General Counsel

Benkai E.H. Bouey, Chief Compliance Officer

Joshua M. Emanuel, Chief Investment Officer and Director

Nick Teunon, Chief Financial Officer

William E. van Eesteren, Director

Maggie Ralbovsky, Director

Steven J. Foresti, Director

Following the Transaction, Wilshire’s founder, Dennis A. Tito, retired from his role as Chief Executive Officer and Chairman of the Board of Directors. John C. Hindman, previously President of Wilshire and Vice Chairman of the Board of Directors, also stepped down from his role.

Board Review and Approval of the New Subadvisory Agreement

The New Subadvisory Agreement was approved by the Board, including a majority of the Independent Trustees, at a meeting on November 10-11, 2020.

In connection with the approval of the New Subadvisory Agreement, the Trustees reviewed written materials prepared by the Adviser and Wilshire and received oral presentations from personnel of IICO and Wilshire. The Board also considered the responses that Wilshire had provided to an inquiry from independent legal counsel to the Independent Trustees that covered information relating to the Transaction and also asked Wilshire to confirm that there were no material changes to the information that it had provided to the Board in response to a similar request from such counsel earlier in the year in connection with the Board’s consideration of the continuation of the Previous Subadvisory Agreement.

Before voting on the New Subadvisory Agreement, the Trustees reviewed the New Subadvisory Agreement with representatives of the Adviser and independent legal counsel to the Independent Trustees, and they also received a memorandum from independent legal counsel to the Independent Trustees discussing the legal standards for their consideration of the proposed agreement. The Independent Trustees also discussed the proposed agreement in an executive session with their independent legal counsel at which no representatives of the Adviser or Wilshire were present. Set forth below is a summary of the material factors evaluated by the Trustees in determining whether to approve the New Subadvisory Agreement. In their deliberations, each Trustee may have attributed different weights to the various factors, and no factor alone was necessarily considered determinative.

In considering the New Subadvisory Agreement, the Board considered information on: (i) the nature, extent and quality of services proposed to be provided by Wilshire after completion of the Transaction; (ii) the proposed subadvisory fees, as well as the costs of services that Wilshire proposed to provide; (iii) Wilshire’s investment performance in managing the Fund and similar strategies; and (iv) possible economies of scale.

The Trustees considered the nature, extent, and quality of the services proposed to be provided to the Fund by Wilshire upon completion of the Transaction. In this regard, the Trustees considered presentations by Trust officers and representatives of IICO and Wilshire. The Trustees also further considered the materials provided by IICO and Wilshire, which assisted the Trustees in assessing the impact to Wilshire of the Transaction and also confirmed to the Trustees that there were no material changes to Wilshire’s organization, portfolio management personnel, investment capacity and capabilities, investment philosophy or compliance environment since Wilshire had previously provided information to the Board in connection with the Board’s consideration of the continuation of the Previous Subadvisory Agreement, other than the ownership changes that had previously been described to the Board. The Board noted that Wilshire has substantial resources and experience in managing global allocation fund-of-funds investments similar to those in which the Fund invests and will continue to have those resources upon completion of the Transaction. In this regard, the Board considered that they had approved the continuation of the Previous Subadvisory

Agreement in August 2020; they noted that, in that process, they had considered a number of factors, including the performance of the Fund, as well as the other funds/strategies under the management of Wilshire, and Wilshire’s representation that the Transaction would not impact Wilshire’s investment capacity or function. The Trustees concluded that they were satisfied with the nature, extent and quality of the services proposed to be provided to the Fund by Wilshire upon completion of the Transaction.

The Board also considered the subadvisory fee proposed to be paid by IICO to Wilshire pursuant to the New Subadvisory Agreement, noting that there were no proposed changes to such fees. The Board concluded that the subadvisory fees proposed to be paid to Wilshire upon completion of the Transaction were reasonable. The Board noted that it was not possible to determine the profitability that Wilshire might achieve with respect to the Fund upon completion of the Transaction, and therefore the Board did not make any conclusions regarding Wilshire’s projected profitability.

The Board considered the extent to which economies of scale may be realized if the Fund grew and whether fee levels reflect these possible economies of scale for the benefit of shareholders in the Fund. The Trustees concluded that they were satisfied with the extent to which possible economies of scale may be shared for the benefit of shareholders in the Fund.

The Board also took into account Wilshire’s experience as a manager of global allocation fund-of funds investments, including as an adviser to certain mutual funds and separately managed accounts using a similar investment strategy, as well as their reputation in the marketplace. Based on that information, the Board concluded that this might enhance the marketability of the Fund, and thus lead to growth in the size of the Fund, although such growth cannot be assured.

The Trustees considered that there were no changes in the extent or type of services that Wilshire proposes to render upon completion of the Transaction and, as noted above, the amount to be paid, under the New Subadvisory Agreement with that under the Previous Subadvisory Agreement. In this regard, the Trustees in particular noted that the principal terms of the New Subadvisory Agreement are substantially identical to the Previous Subadvisory Agreement.

Based on their evaluation of the factors described above, the Trustees, including the Independent Trustees, unanimously concluded that it was appropriate and desirable for Wilshire to continue to provide subadvisory services to the Fund, and thus they approved the New Subadvisory Agreement.

ADDITIONAL INFORMATION

The Fund’s Service Providers

IICO, located at 6300 Lamar Avenue, Overland Park, Kansas 66202-4200, is a registered investment adviser under the Investment Advisers Act of 1940, as amended. IICO is a wholly-owned subsidiary of Waddell & Reed Financial, Inc. (“WDR”), a publicly held company also located at 6300 Lamar Avenue, Overland Park, Kansas 66202-4200.

On December 2, 2020, WDR and Macquarie Group, including its asset management division Macquarie Asset Management (together, “Macquarie”), announced that they had entered into an agreement whereby Macquarie will acquire WDR (the “Macquarie Transaction”). The Macquarie Transaction is subject to approval by WDR’s shareholders and customary closing conditions, including receipt of applicable regulatory approvals. Subject to such approvals and the satisfaction of certain other conditions, the Macquarie Transaction is expected to close by mid-2021.

The Trust’s distributor is IDI. The Trust’s accounting services agent and transfer agent is WISC. The address of each of these entities is 6300 Lamar Avenue, Overland Park, Kansas 66202-4200. The Trust’s custodian is Bank of New York Mellon, located at One Wall Street, New York, New York 10286.

Information About the Fund

The Trust will furnish, without charge, a copy of its most recent annual report and any recent semi-annual report to any shareholder upon request by writing or calling the Trust at the address and telephone number set forth on the first page of this Information Statement. Information about the Trust (including the most recent Annual and Semiannual Reports) also is available from the SEC’s web site at http://www.sec.gov and also may be obtained by electronic request at publicinfo@sec.gov.

Ownership of Shares

The number of shares of beneficial interest of the Fund issued and outstanding as of the Record Date was as follows:

Class A	83,188,313.226
Class B	147,947.391
Class C	1,003,711.622
Class I	40,315,203.764
Class N	34,249.552

Beneficial Ownership

As of the Record Date, all of the Trustees and officers, as a group, beneficially owned less than 1% of the outstanding shares of each class of the Fund. As of the Record Date, the following persons owned of record, or are known by the Trust to own beneficially, 5% or more of the outstanding shares of the Fund.

Class	Shareholder Name, City and State	Total Shares Owned	% of Class
N	CHARLES SCHWAB & CO., INC. SAN FRANCISCO, CA	5,579.827	16.29%
N	IVY INVESTMENT MANAGEMENT COMPANY SHAWNEE MISSION, KS	28,669.725	83.71%

Householding

To avoid sending duplicate copies of materials to households, the Fund may mail only one copy of this Information Statement to shareholders having the same last name and address on the Fund’s records, unless the Fund has received contrary instructions from a shareholder. The consolidation of these mailings benefits the Fund through reduced mailing expenses. If a shareholder wants to receive multiple copies of these materials, the shareholder should make a request by writing to Ivy Distributors, Inc. at the address set forth above.

OTHER MATTERS

The Trust is not required to hold regularly scheduled annual meetings of shareholders, except as required by law. The governing instruments of the Trust provide that meetings of shareholders may be called by the secretary whenever ordered by the chairman of the Board, the president, or by a majority of the Board, and shall be called by the secretary upon written request of the shareholders entitled to vote not less than 25% (or 10% to the extent required by Section 16(a) of the 1940 Act) of the total combined votes of all shares of the Trust issued and outstanding, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on; and (b) the shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such shareholders.

Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. The Trust does not require shareholders to provide advance notice to present a proposal at a shareholder meeting. Nonetheless, the federal securities laws require that certain conditions be met to present any proposal at a shareholder meeting. The matters to be considered and brought before an annual or special meeting of shareholders of the Trust are limited to only those matters, including the nomination and election of trustees, that are properly brought before the meeting. These requirements are intended to provide the Trust the opportunity to better evaluate the proposal and provide additional information to shareholders for their consideration in connection with the proposal. Failure to satisfy the requirements of these advance notice provisions means that a shareholder may not be able to present a proposal at the annual or special shareholder meeting.